Management Agreement

THIS AGREEMENT made as of May 27th, 2005

B E T W E E N:

Southern Diagnostics, Inc. a company incorporated pursuant to the laws of the State of Colorado;

("SDI")

- and -

Banyan Corporation, a company incorporated pursuant to the laws of the State of Oregon and with offices located in the City of Los Angeles, in the State of California

( "BANYAN")

WHEREAS SDI acquired all of the issued and outstanding shares of Nationwide Diagnostic Solutions, Inc. (NDS), a diagnostic imaging business, located in the City of Phoenix, in the State of Arizona and conducting business nationwide;

AND WHEREAS NDS has or will dividend its entire client list to SDI, and SDI has or will enter a partnership or corporate arrangement with Premier Health LLC located in Boca Raton, Florida to form Premier SD LLC (the “Partnership”), which will conduct all future diagnostic imaging testing on behalf of SDI and SDI shall be responsible for the generation of business for the Partnership (the “Business”)

AND WHEREAS SDI is primarily a holding company and not an operational company and desires to retain BANYAN to provide operational and management services for the Business;

AND WHEREAS BANYAN has management capability and expertise required for the efficient operations and management of the Business and desires to acquire the operational and management services for the Business pursuant to the terms herein contained;

AND WHEREAS SDI and BANYAN are desirous of setting out the terms and conditions of Banyan acquiring the management and operations of the Business from SDI and for its duties and obligations relating to the management and operations of the Business pursuant to the terms and conditions as herein contained;

NOW THEREFORE for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and in consideration of the mutual covenants and agreements herein contained, the parties do hereby mutually covenant and agree as follows:

1.	Acquisition of Management Contract

a.               Subject to and in accordance with the terms and conditions hereof, Banyan covenants and agrees to acquire from SDI a ten year (10) year contract for providing management for the Business and a further option to extend this contract for an additional ten (10) year term at the expiration hereof (the “Option”) for the acquisition Price payable on the Closing Date.

               i.               Acquisition Price. The acquisition price (the “Acquisition Price”) for the acquisition of the management contract of the Business is Seven Hundred Thousand ($700,000) Dollars, payable in cash on the Closing date.

2.	Management.

	a.	BANYAN represents to SDI that BANYAN has the required skills and experience to perform the duties and exercise the responsibilities required for the efficient operation and management of the Business;

	b.	In carrying out these duties and responsibilities BANYAN shall comply with all lawful and reasonable instructions as may from time to time be given by individuals representing SDI;

	c.	In consideration for BANYAN’s agreement hereto and BANYAN’s performance in accordance herewith, SDI agrees to retain BANYAN as set out herein;

	d.	This agreement shall commence on the date the acquisition of the Business by SDI concludes.

3.
Attention to Business. During the term of this agreement, BANYAN shall devote sufficient time and attention, including staffing the Business with as many full time employees as necessary for the efficient operation and management of the Business and to attend to such duties as may be assigned by SDI, and shall faithfully and diligently serve and endeavour to further the interests of the Business. In particular, BANYAN shall manage the Business pursuant to the terms and conditions as set out herein.

4.	Management Duties. BANYAN shall:

i.               Provide all administrative and clerical services for the Business;

ii.               Manage and supervise the operation and maintenance of the Business;

iii.              Promptly collect all income payable to the Business when such amounts become due and deposit all such amounts without deduction to the accounts of BANYAN;

iv.               Institute and prosecute, in the name of SDI or BANYAN, as the case may be, and on its behalf, legal actions for the recovery of any amounts due to the Business;

v.               Institute and prosecute lawsuits as may be required for the ongoing items that may arise, from time to time, for the operation of the Business;

vi.               Administer and enforce all agreements that the Business are a party to;

vii.               Do all things necessary to ensure compliance by BANYAN employees and patients of the Business in line with the requirements of the Business;

viii.              Arrange and renew all insurance policies as is standard in the industry for the Business;

ix.               Keep complete records and copies on all documentation in respect to deposits made to the account of BANYAN and SDI;

x.               Prepare and file all documents or deductions required under such acts as The Workman's Compensation Act, the Income Tax Act and any such similar acts or legislation;

xi.               Provide a complete set of bookkeeping records relating to the operation of the Business;

xii.               Maintain bank accounts in the name of BANYAN and SDI and out of such bank account pay such operating expenses of the Business with statements of the amounts paid out of such bank account, keeping appropriate backup documentation with respect to such statements;

xiii.               Maintain a chart of accounts and control procedure and systems in accordance with good accounting standards;

xiv.               Maintain complete records and files;

xv.               Prepare, on a regular basis, statements reporting the income and expenses of the Business;

xvi.               Conduct and operate a marketing plan for the Business and formulate and carry out a promotional program and budget and to provide management, clerical and accounting services for this purpose.

xvii.             Attend to the repair, maintenance or housekeeping of the Business.

xviii.             Attend to the exterior and interior signs and other advertising media and devices and prevention of nuisances as may be required.

xxix.              Ensure the conformance with legal or regulatory requirements of public authorities, insurance companies and rating bureaus;

xx.                Attend to any breach of BANYAN employees covenants which may require action and do all things necessary to ensure compliance by the employees with their obligations as they relate to the Business.

xxi.               Represent the Business in their relationship with public authority, local and civic organizations and service groups and with other organizations as required;

xxii.              Settle minor claims against the Business in accordance with standard procedures as developed from time to;

xxiii.             To retain, subject to consultation with the Board of Directors of SDI, lawyers, chartered accountants, appraisers, advertising agencies and consultants as may be required from time to time for the proper operation and maintenance of the Business.

4.
Expenditure of Funds BANYAN is authorized to take all reasonable actions needed to carry out responsibilities under this Agreement and manage the Business in a manner advantageous to the Business, BANYAN and SDI.

5.	Confidential Information

a.
BANYAN acknowledges that it will acquire knowledge and/or information about certain matters and things which are confidential to SDI, whether in the course of or incidental to BANYAN’s management of the Business, and which knowledge or information is the exclusive property of SDI, including, without limitation:

		i.	SDI financing details;

		ii.	SDI joint venture details with Premier Health LLC and Premier SD LLC;

		iii.	marketing knowledge and/or information;

		iv.	knowledge and/or information regarding competitors;

		v.	other intellectual property and/or data; and

		vi.	such other knowledge and/or information as SDI may from time to time own or otherwise have an interest in.

b.
BANYAN acknowledges that knowledge and/or information, including such knowledge and/or information as referred to herein, could be used to the detriment of SDI. Accordingly, BANYAN hereby agrees to treat, in strictest confidence, all such knowledge and/or information and agrees not to disclose or authorize disclosure of, same to any third party either during or after the term of this Agreement, other than as required in the ordinary course of business.

	c.	BANYAN acknowledges that, without prejudice to any and all rights of SDI, an injunction is the only effective remedy to protect SDI’s rights as set out herein.

d.
BANYAN agrees that all records, files, drawings, tapes, documents, tools, equipment and the like relating to the business, work or investigations of the Business and prepared, used or possessed by BANYAN, or under BANYAN’s control, during the term of this agreement shall be and remain the sole and exclusive property of SDI.

	e.	Prior to the termination of this agreement, BANYAN agrees to deliver promptly to SDI all such records, files, drawings, tapes, documents, plans, tools and equipment.

	f.	BANYAN, represents that it has no agreement with or obligation to others in conflict with its obligations under this Agreement.

6.	Remuneration In consideration of BANYAN’s undertaking and the performance of the obligations contained herein, SDI shall pay the following:

All revenues as collected by BANYAN in the operations of the Business, less all expenses of the Business, together with any legal costs incurred by SDI as related to its involvement with the Business;

7.	Term and Termination

	a.	Subject to the termination provisions contained below, this agreement shall be for a term of ten (10) years commencing on the date the acquisition of the Business by SDI closes;

b.
BANYAN shall have an option to renew this agreement for an additional 10 years on the expiration hereof provided this agreement is in good standing, pursuant to the same terms and conditions as herein contained.

	c.	This Agreement may be terminated in the following manner in the following circumstances:

		i.	By BANYAN upon the giving of not less than 60 days notice to SDI;

		ii.	By BANYAN for cause including any material breach of this Agreement by SDI

		iii.	By SDI immediately in the event of any gross negligence, fraud or any illegal act by BANYAN or the bankruptcy or insolvency of BANYAN;

iv.
By SDI immediately in the event of a change of the Board of Directors of Banyan Corporation or its subsidiaries Chiropractic USA, Inc. or Diagnostic USA, Inc. without the prior written approval of SDI;

d.            In the event that SDI terminates this agreement pursuant to the provisions contained in Article 7.c.iv above, SDI shall pay a termination fee to BANYAN equivalent to the Acquisition Price less all amounts earned by BANYAN hereunder from the commencement date hereof until the date of termination (the “Termination Fee”). The Termination Fee shall be paid to BANYAN over a 3 year term, and SDI shall deliver a Promissory Note to Banyan evidencing this debt. If the amount earned by BANYAN pursuant to this agreement exceeds the Acquisition Price, the Termination Fee shall be One Hundred ($100.00) Dollars.

8.
Successors and Assigns. Neither BANYAN nor SDI shall have the right to assign this Agreement or any interest herein or subcontract the performance of any services without the prior written consent of the other party. This Agreement shall enure to the benefit of and be binding on the heirs, executors, administrators, successors and permitted assigns of the parties hereto.

9.	Relationship. BANYAN shall perform the Services as an independent contractor. Nothing contained in this Agreement shall be deemed to create any association,

partnership, joint venture, or relationship of principal and agent or employer and employee between the parties hereto or to provide either party with the right, power or authority, whether express or implied, to create any such duty or obligation on behalf of the other party. BANYAN also agrees that it will not hold itself out as an affiliate of or partner, joint venturer, co-principal or co-employer with SDI or with Premier SD LLC., by reason of the agreement and that BANYAN will not knowingly permit any of its employees, agents or representatives to hold themselves out as, or claim to be, officers or employees of SDI by reason of the agreement.

10
Severability. In the event that any provision herein or part hereof shall be deemed void or invalid by a court of competent jurisdiction, the remaining provisions, or parts hereof, shall be and remain in full force and effect.

11.
Entire Agreement. This Agreement constitutes the entire agreement between the parties hereto. Any and all previous agreements, written or oral, express or implied between the parties hereto or on their behalf are hereby terminated and cancelled and each of the parties hereto hereby releases and forever discharges the other of and from all manner of actions, causes of action, claims and demands whatsoever under or in respect of any such agreement.

12.
Amendment. This Agreement may be altered, modified or amended only by a written instrument, duly executed by both parties and stating that the alteration, modification or amendment is an addition to and subject to this Agreement.

13.	Non-Merger. Notwithstanding any other provision in this Agreement to the contrary, the provisions of paragraph 5 hereof shall survive termination of this Agreement and shall not merge therewith.

14.	Notices

	a.	Any notice required or permitted to be given to BANYAN shall be sufficiently given if delivered to BANYAN personally or if mailed by registered mail to BANYAN’s address last known to SDI.

	b.	Any notice required or permitted to be given to SDI shall be sufficiently given if delivered to or mailed by registered mail to SDI at it’s registered office.

Any notice given pursuant to and in accordance with this paragraph shall be deemed to be received by the recipient on the third business day after mailing, if sent by registered mail, and on the day of delivery, if delivered.

15.	Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Colorado.

IN WITNESS WHEREOF the parties have executed this Agreement as of the date first above written.

SOUTHERN DIAGNOSTICS, INC.

Per:	"Cory Gelmon"

BANYAN CORPORATION

Per:	"Michael Gelmon"